Exhibit 1

June 30, 2022
TO THE SHAREHOLDERS OF EURODRY LTD.
Enclosed is a Notice of the Annual Meeting of Shareholders of EuroDry Ltd. (the "Company") which will be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 22, 2022 at 11:00 AM.
At this Annual Meeting of Shareholders (the "Meeting"), shareholders of the Company will consider and vote upon proposals:
1.	To elect two Class B Directors to serve for a term of three years until the Company's 2025 Annual Meeting of Shareholders ("Proposal One");
2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2022 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
Adoption of Proposal One requires the affirmative vote of a plurality of the votes cast by shareholders entitled to vote and voting at the Meeting. Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote and voting at the Meeting.

You are cordially invited to attend the Meeting in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

Very truly yours,

Aristides J. Pittas
Chief Executive Officer

4 Messogiou & Evropis Street, 151 24 Maroussi, Greece
Tel: +30-211-1804006, Fax: +30-211-1804097
e-mail: aha@eurodry.gr
website: http://www.eurodry.gr

EURODRY LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 22, 2022
NOTICE IS HEREBY given that the Annual Meeting of Shareholders of EuroDry Ltd. (the "Company") will be held on July 22, 2022, at 11:00 AM, at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, for the following purposes, of which items 1 and 2 are more completely set forth in the accompanying Proxy Statement:
1.	To elect two Class B Directors to serve for a term of three years until the Company's 2025 Annual Meeting of Shareholders ("Proposal One");
2.	To approve the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2022 ("Proposal Two"); and
3.	To transact other such business as may properly come before the meeting or any adjournment thereof.
The Company's Board of Directors has fixed the close of business on June 22, 2022 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Annual Meeting of Shareholders or any adjournment thereof.
IT IS IMPORTANT TO VOTE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.
If you attend the annual meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Stephania Karmiri
Secretary
June 30, 2022
Maroussi, Greece

EURODRY LTD.
4 MESSOGIOU & EVROPIS STREET
151 24 MAROUSSI, GREECE

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 22, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of EuroDry Ltd., a Marshall Islands corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of Seward & Kissel LLP, 901 K Street NW, Suite 800, Washington, DC 20001, on July 22, 2022, at 11:00 AM, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about June 30, 2022.
VOTING RIGHTS AND OUTSTANDING SHARES
On June 22, 2022 (the "Record Date"), the Company had outstanding 2,984,321 shares of common stock, par value $0.01 per share (the "Common Shares"). Each holder of Common Shares of record at the close of business on the Record Date is entitled to one vote for each Common Share then held. One or more shareholders representing at least a majority of the total votes eligible to be cast at the Meeting that are present in person or by proxy at the Meeting shall be a quorum for the purposes of the Meeting. The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted FOR the proposals set forth in the Notice of Annual Meeting of Shareholders.

The Common Shares are listed on the Nasdaq Capital Market under the symbol "EDRY."

REVOCABILITY OF PROXIES
A shareholder giving a proxy may revoke it at any time before it is exercised unless such proxy is irrevocable. A proxy may be revoked by filing with the Secretary of the Company at the Company's executive office, EuroDry Ltd., 4 Messogiou & Evropis Street, 151 24 Maroussi, Greece, a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS
In accordance with the Company's Bylaws, the Board is divided into three classes, the members of which are each elected to serve for a three-year term and until such director's successor is elected and has qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. The Company currently has a total of six directors, all of which are divided into three classes. The term of our current Class A Director expires in 2024, the term of our two current Class B Directors expires in 2022, and the term of our three current Class C Directors expires in 2023. The Board has nominated each of Mr. Apostolos Tamvakakis and Mr. George Taniskidis, each a Class B Director, for re-election as a Class B Director whose term would expire at the Company's 2025 Annual Meeting of Shareholders.
Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby "FOR" the election of the following two nominees. It is expected that each of these nominees will be able to serve, but if before the election it develops that any of the nominees is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee or nominees as the current Board may recommend.
Nominees for Election to the Company's Board of Directors
Information concerning the nominees for Director of the Company is set forth below:
Name	Age	Position
Apostolos Tamvakakis	64	Class B Director
George Taniskidis	61	Class B Director
Apostolos Tamvakakis has been a member of the Board of Directors of EuroDry since May 5, 2018. He has also been a member of the Board of Directors of Euroseas since June 25, 2013. From January 2015 to February 2017 he was independent non-executive Vice Chairman of the Board of Directors of Piraeus Bank. Since July 2012 he participated as a Member of the Board of Directors and Committees in various companies. From December 2009 to June 2012, Mr. Tamvakakis was appointed Chief Executive Officer of the National Bank of Greece. From May 2004 to March 2009, he served as Chairman and Managing Director of Lamda Development, a real estate development company of the Latsis Group and from March 2009 to December 2009, he served on the management team of the Geneva-based Latsis Group, as Head of Strategy and Business Development. From October 1998 to April 2004, he served as Deputy CEO of National Bank of Greece. Prior to that, he worked as Deputy Governor of National Mortgage Bank of Greece, as Deputy General Manager of ABN AMRO Bank, as Manager of Corporate Finance at Hellenic Investment Bank and as Planning Executive at Mobil Oil Hellas. He also served as Vice-Chairman of Athens Stock Exchange, Chairman of the Steering Committee of Interalpha Group of Banks, Chairman of Ethnokarta, National Securities, AVIS (Greece), ETEVA and the Southeastern European Board of the Europay Mastercard Group. Mr. Tamvakakis has also served in numerous boards of directors and committees. He is the Chairman and Managing Partner of EOS Capital Partners Alternative Investment Fund Manager, the investment manager of a private equity fund "EOS Hellenic Renaissance Fund". He holds the positions of Vice Chairman of Gek Terna, Member of the BoD of Quest Holdings, Chairman of the Liquidations Committee of PQH Single Special Liquidation S.A. and member of the Marketing Commission of the Hellenic Olympic Committee. He is a graduate of the

Athens University of Economics and has an M.A. in Economics from the Saskatchewan University in Canada with major in econometrics and economics.
George Taniskidis has been a member of the Board of Directors of EuroDry since May 5, 2018. He has also been a member of the Board of Directors of Euroseas since its inception on May 5, 2005. He is the Chairman of Optima Bank and Chairman of Core Capital Partners, a consulting firm specializing in debt restructuring. He was Chairman and Managing Director of Millennium Bank and a member of the Board of Directors of BankEuropa (subsidiary bank of Millennium Bank in Turkey) until May 2010. He was also a member of the Executive Committee and the Board of Directors of the Hellenic Banks Association. From 2003 until 2005, he was a member of the Board of Directors of Visa International Europe, elected by the Visa issuing banks of Cyprus, Malta, Portugal, Israel and Greece. From 1990 to 1998, Mr. Taniskidis worked at XIOSBANK (until its acquisition by Piraeus Bank in 1998) in various positions, with responsibility for the bank's credit strategy and network. Mr. Taniskidis studied Law in the National University of Athens and in the University of Pennsylvania Law School, where he received a L.L.M. After law school, he joined the law firm of Rogers & Wells in New York, where he worked until 1989 and was also a member of the New York State Bar Association. He is also a member of the Young Presidents Organization.
Required Vote. Approval of Proposal One will require the affirmative vote of the plurality of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTORS. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTORS UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO
APPROVAL OF APPOINTMENT OF
INDEPENDENT AUDITORS
The Board is submitting for approval at the Meeting the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2022.
Deloitte Certified Public Accountants, S.A. has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.
All services rendered by the independent auditors are subject to review by the Audit Committee.
Required Vote. Approval of Proposal Two will require the affirmative vote of the majority of the votes cast by shareholders entitled to vote and voting at the Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE CERTIFIED PUBLIC ACCOUNTANTS, S.A. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.
SOLICITATION
The cost of preparing and soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, e-mail, or personal contact.
EFFECT OF ABSTENTIONS
Abstentions will not be counted in determining whether Proposals One or Two have been approved. They will, however, be counted in determining whether a quorum exists for the Meeting.
OTHER MATTERS
No other matters are expected to be presented for action at the Meeting. Should any additional matter come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.

By Order of the Directors

Stephania Karmiri
Secretary
June 30, 2022
Maroussi, Greece

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